Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PULIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-88260, 333-88258, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474, 333-105341 and 333-124807) of Orbital Sciences Corporation of our report dated June 27, 2008 relating to the financial statements of the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
McLean, Virginia
June 27, 2008

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